Exhibit 99.1

Merrill Lynch Global Drug, Biotech & Medical Devices Conference September 21, 2004 The World Leader in Serving Science

The Securities and Exchange Commission encourages companies to disclose forward- looking information so that investors can better understand a company's future prospects and make informed investment decisions. This presentation contains these types of statements, which are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipates," "estimates," "expects," "projects," "intends," "plans," "believes" and words and terms of similar substance used in connection with any discussion of future operating results or financial performance identify forward-looking statements. All forward- looking statements reflect management's present expectations of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The factors listed in the "Risk Factors" section as well as any cautionary language in Fisher Scientific International Inc.'s December 31st, 2003 Annual Report on SEC Form 10-K, provide examples of these risks and uncertainties. Please refer to the supplementary information table on our website at www.fisherscientific.com under "Investor Presentation" for a reconciliation of the adjusted amounts to the generally accepted accounting principles. Safe Harbor and Regulation G Statement

Key Facts Founded: 1902 Revenue (2004PF): $5.3 billion* (Over 80% consumable) Market Cap: $9.7 billion Stock Listing: NYSE FSH Index: S&P 500 Products: 600,000 Customers: 350,000 Scientific Products and Services 0.78 Healthcare Products & Services 0.11 Lab Workstations 0.11 Revenues by Region U.S. 78% ROW 8% Europe 14% 27%** Return to Shareholders since 1991 IPO * Proforma for the Apogent transaction. ** Compound annual return as of September 17, 2004

Investment Highlights Favorable market dynamics Powerful channel position Proven track record Significant upside opportunities Strong earnings and cash flow growth

Pharma 0.26 Hospitals 0.16 Reference Labs / Other 0.07 Other 0.33 Medical Research 0.08 Colleges and Universities 0.11 2004 Pro Forma - $5.3 Billion* Fisher Scientific - Revenues by Market * Proforma for the Apogent transaction. A market leader Scientific Research 74% Biopharma Production 3% Clinical Lab 23% Pharma / Biotech 21% Colleges & Universities 11% Medical Research 6% Other Scientific Research 39% Hospitals 16% Ref. Labs 7%

Favorable Market Dynamics - Scientific Research Global market - $20 Billion R&D spending growth Pressure on drug development costs Industry consolidation Long-term growth rate: 5 - 8% Sources: Laboratory Products Association, SDI Inc., SAI, and management estimates. Scientific Research 0.74 Biopharama Prod 0.03 Clinical Lab 0.23

Customers: Pharma / biotech Universities / medical research Food and agriculture Industrial Government Products and Services: Reagents / biochemicals Lab workstations and equipment Pharma services Lab consumable supplies Broad portfolio of products and services Scientific Research Market

Global market* - $5+ billion Increased number of biotech drugs Concern about contamination Long-term growth rate: 15 - 25% *Includes: bioreactors, containers, serum and media, process liquids, chromatography and filtration products and other supplies. Sources: Global Industry Analysts (GIA),Thomas Weisel, UBS Deutsche Bank and Fisher management estimates. Scientific Research 0.74 Biopharam Production 0.05 Clinical Lab 0.23 Favorable Market Dynamics - Biopharma Production Biopharma Production 3%

Customers: Biotech drug companies Pharmaceutical companies Products and Services: Serum and media Disposable bioprocess containers Reagents / chemicals Microbiological tests General lab supplies Extending footprint into bioproduction Biopharma Production Market

Favorable Market Dynamics - Clinical Lab U.S. market - $10 billion Aging population Growth of specialized testing Long-term growth rate: 4 - 5% Sources: Freedonia Group and management estimates. Scientific Research 0.74 BioPharma Production 0.03 Clinical 0.23 Clinical Lab 23%

Customers: Hospitals Reference labs Physician office labs Products and Services: Rapid test kits Microbiology products Instruments Lab consumable supplies Clinical lab specialist Clinical Lab Market

Broad product and service offering Globally integrated supply chain Extensive sales and marketing footprint Proven acquisition capabilities Fisher's Competitive Advantage Critical elements of success

Broad Product and Service Offering Competitive Advantages * Pro forma for the Apogent transaction. Over 80% consumable One-stop shop Customer/product diversification Comprehensive proprietary portfolio 2001 2002 2003 2004PF* East 1.1 1.3 1.6 3.2 Proprietary Product Sales ($ in billions) 2001 2002 2003 2004F* East 0.4 0.4 0.45 0.6 % of total sales

Competitive Advantage Effective supply chain solutions Enhanced capabilities for global customers Global sourcing capability State-of-the-art systems Globally Integrated Supply Chain

Extensive Global Sales and Marketing Footprint Technical support Supply chain solutions 1,200 customer service reps 1,500 sales generalists 800 technical specialists Competitive Advantage Unmatched sales and marketing footprint

Strong Acquisition Track Record Enhanced market position Competitive Advantage Product companies (19 acquisitions) Domestic International Distribution companies (18 acquisitions) Domestic International

Powerful Channel Position Serving 350,000 customers in 145 countries 6,000 suppliers Scientific research customers Clinical lab customers Fisher brand products Biopharma customers

Strong Platform for Future Growth Pursue Strategic Acquisitions Increase Cash Flow Enhance Margins Accelerate Revenue Growth

Leverage Sales and Marketing Footprint Sales generalists Accelerate Revenue Growth Present Future Technical specialists Customer service reps Application specialists Technical support Supply chain solutions Sales generalists Customer service reps Technical specialists 37

Accelerate Revenue Growth New Product Development Serum free media Disposable bioprocess containers Oligos for antisense drugs RNAi Pathway probes 39

Enhance Margins Apogent Merger Synergies Rationalize manufacturing operations $50 Consolidate administrative functions 25 Reduce distribution and logistics expense 25 Savings ($ in millions) $100 Total synergies 41

43 Enhance Margins Increase mix of proprietary products Improve International and Healthcare margins Drive operating efficiency Fixed cost leverage Increasing profitability

1998 1999 2000 2001 2002 2003* 6 MOS 2004* East 0.131 0.112 0.093 0.091 0.086 0.077 0.074 As a Percentage of Sales Increase Cash Flow Reduced Investment in Working Capital * 2003 excludes impact of Perbio acqusition and 2004 excludes impact of Perbio, Oxoid and Dharmacon acquisitions. Note: Working capital is defined as the average balance of the last four quarters of receivables plus inventories less accounts payable. 45

Pursue Strategic Acquisitions Life science market Pharma services Other consolidation opportunities 47

Sales Growth ($ in Billions) 2000 2001 2002 2003 2004F* 2005F* * Midpoint of management estimates. Sales exclude the impact of foreign exchange. CAGR: 16%

Earnings Per Share Growth *Midpoint of management estimates and excludes goodwill amortization, restructuring and nonrecurring expenses. 2000 2001 2002 2003 2004F* 2005F* CAGR: 24% 2000 2001 2002 2003 2004F 2005F East 0.068 0.073 0.075 0.078 0.101 0.134 Operating margin

Strong Cash Flow Generation 2000 2001 2002 2003 2004F* 2005F* ($ in millions) 2000 2001 2002 2003 2004F 2005F East 1.75 2.24 1.99 2.27 2.57 3.16 Free Cash Flow per share *Midpoint of management estimates.

Investment Highlights Favorable market dynamics Powerful channel position Proven track record Significant upside opportunities Strong earnings and cash flow growth

Questions and Answers

(in millions, except per share amounts) Supplementary Financial Information